EXHIBIT 11

                    U S WEST COMMUNICATIONS GROUP
              Computation of Earnings Per Common Share
              (In Thousands, Except Per Share Amounts)

                                               Three Months Ended
                                                    March 31,
EARNINGS PER COMMON SHARE                       1997         1996
                                             ---------   ----------
Income before cumulative
  effect of change in
  accounting principle                        $339,370     $294,295

Cumulative effect of
  change in accounting
  principle - net of tax                             -       34,158

Net income for per                          ----------   ----------
  share calculation                           $339,370     $328,453
                                            ==========   ==========



Weighted average common
  shares outstanding                           481,341      475,056
                                            ==========   ==========

Income before cumulative
  effect of change in
  accounting principle                           $0.70        $0.62

Cumulative effect of
  change in accounting
  principle - net of tax                           -           0.07
                                            ----------   ----------
Earnings per common share                        $0.70        $0.69
                                            ==========   ==========


EXHIBIT 11

                    U S WEST COMMUNICATIONS GROUP
              Computation of Earnings Per Common Share
              (In Thousands, Except Per Share Amounts)

                                               Three Months Ended
                                                    March 31,
EARNINGS PER COMMON AND COMMON                  1997         1996
  EQUIVALENT SHARE:                         ---------    ----------

Income before cumulative
  effect of change in
  accounting principle                        $339,370     $294,295

Cumulative effect of
  change in accounting
  principle - net of tax                             -       34,158

Net income for per                          ----------   ----------
  share calculation                           $339,370     $328,453
                                            ==========   ==========



Weighted average common
  shares outstanding                           481,341      475,056

Incremental shares from assumed
  exercise of stock options                      1,667        1,786
                                            ----------   ----------
     Total common shares                       483,008      476,842
                                            ==========   ==========

Income before cumulative
  effect of change in
  accounting principle                           $0.70        $0.62

Cumulative effect of
  change in accounting
  principle - net of tax                           -           0.07

Earnings per common and common              ----------   ----------
  equivalent share                               $0.70        $0.69
                                            ==========   ==========


EXHIBIT 11

                    U S WEST COMMUNICATIONS GROUP
              Computation of Earnings Per Common Share
              (In Thousands, Except Per Share Amounts)

                                               Three Months Ended
                                                    March 31,
EARNINGS PER COMMON SHARE -                     1997         1996
   ASSUMING FULL DILUTION:                   ---------    ---------

Income before cumulative
  effect of change in
  accounting principle                        $339,370     $294,295

Interest on Convertible Liquid
  Yield Option Notes (LYONS)                     3,337        3,162
                                            ----------   ----------
Adjusted income before cumulative
  effect of change in
  accounting principle                         342,707      297,457

Cumulative effect of
  change in accounting
  principle - net of tax                             -       34,158
                                            ----------   ----------
Adjusted net income for per
  share calculation                           $342,707     $331,615
                                            ==========   ==========


Weighted average common
  shares outstanding                           481,341      475,056

Incremental shares from assumed
  exercise of stock options                      1,770        1,789
Shares issued upon conversion
  of LYONS                                       9,386        9,634
                                            ----------   ----------
     Total common shares                       492,497      486,479
                                            ==========   ==========


Adjusted income before cumulative
  effect of change in
  accounting principle                           $0.70        $0.61

Cumulative effect of
  change in accounting
  principle - net of tax                           -           0.07

Earnings per common share -                 ----------   ----------
  assuming full dilution                         $0.70        $0.68
                                            ==========   ==========